QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Beckman Coulter, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

                      March 4, 2005

Dear Stockholder:

        I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders on Thursday, April 7, 2005, at 10:00 a.m. at the Company's corporate headquarters located in Fullerton, California.

        At this year's meeting, in addition to the election of four directors, you will be asked to approve the Amendment to the Company's Fifth Restated Certificate of Incorporation to increase the number of authorized shares. The Board of Directors believes that an increase in the Common and Preferred Stock will provide the Company with adequate flexibility in corporate planning and strategies.

        I urge you to vote, as the Board of Directors has recommended, for the director nominees and for the approval of the Amendment to the Company's Fifth Restated Certificate of Incorporation.

        Attached you will find a notice of meeting and proxy statement that contains further information about these items as well as specific details of the meeting.

        Your vote is important. Whether or not you expect to attend this meeting, I encourage you to vote. Please sign and return your proxy card, or use telephone or Internet voting prior to the meeting. This will assure that your shares will be represented and voted at the meeting, even if you cannot attend.

Sincerely,

John P. Wareham Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        You are invited to attend the 2005 Beckman Coulter, Inc. Annual Meeting of Stockholders:

When:	10:00 a.m. (local Pacific time) on Thursday, April 7, 2005
Where:	Corporate Headquarters, 4300 N. Harbor Blvd., Fullerton, CA
Items of Business:	• To elect a class of directors to serve, until the expiration of their term in 2008 and until their successors are elected and qualified (Proposal 1)
• To approve the Amendment to the Company's Fifth Restated Certificate of Incorporation to increase the number of authorized shares (Proposal 2)
• To conduct such other business as may properly come before the meeting or any adjournment thereof.
Record Date:	You are entitled to vote if you are a stockholder of record at the close of business on February 7, 2005.
Voting by Proxy:
Your Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and properly voted. Please see the attached Proxy Statement and enclosed proxy card for information on submitting your proxy over the Internet, by telephone, or by mailing back the traditional proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.). If you later decide to vote at the meeting, information on withdrawal of proxies prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly submit your proxy for each proxy card you receive in order to assure that all shares are represented.
Attendance at Meeting:	If you plan to attend, please be sure to mark the box provided on the proxy card or indicate your attendance when prompted during your Internet or telephone submission.
Recommendation:	Your Board of Directors recommends that you vote "For" Proposal 1 and Proposal 2.

        Your vote is important. Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

By Order of the Board of Directors

William H. May Vice President, General Counsel and Secretary
March 4, 2005

i

BECKMAN COULTER, INC.
4300 N. Harbor Blvd., Box 3100
Fullerton, California 92834-3100

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Beckman Coulter, Inc., a Delaware Corporation, for use at the 2005 Annual Meeting of Stockholders. The meeting will be held at the Company's headquarters, 4300 N. Harbor Boulevard, Fullerton, California, at 10:00 a.m. (local Pacific Time) on Thursday, April 7, 2005, and any adjournment or postponement thereof. Copies of this Proxy Statement and the accompanying proxy are being mailed to stockholders on or about March 4, 2005.

        As used in this Proxy Statement, "Annual Meeting" refers to the meeting described above, "Company" or "Beckman Coulter" refers to Beckman Coulter, Inc., "Common Stock" refers to the Company's common stock, par value $.10, and "Record Date" for the Annual Meeting refers to February 7, 2005.

        The Company pays the cost of this solicitation, made on behalf of the Board of Directors. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile, or in person. The Company has engaged the firm of D. F. King & Co., Inc. as proxy solicitors, whose fee for such services is estimated to be $11,000 plus reimbursement of out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of the stock.

VOTING INFORMATION

Stockholders Who May Vote

        Only holders of record of the Company's Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding for voting purposes 66,549,909 shares of Common Stock. Each stockholder shall have one vote per share on all business of the Annual Meeting.

        The Company's Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 4,522,874 of the shares outstanding for voting purposes. These shares are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company's Employees' Stock Purchase Plan.

Quorum

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by stockholders who duly execute and return proxies on the accompanying proxy card, or who use the Internet or telephone process to authorize the named proxies to vote those shares, will be treated as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy indicates a vote, an abstention from a vote, a withholding of a vote for the election of one or more nominees for director, or a broker non-vote.

Votes Required

        For Proposal 1, directors will be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote in the election. For Proposal 2, the affirmative vote of a majority of the shares entitled to vote on the proposal is required to approve the Amendment to the Company's Fifth Restated Certificate of Incorporation to Increase the Number of Authorized Shares. Stockholders may vote for or withhold voting for any or all nominees for the Board of Directors (Proposal 1) and may vote or abstain from voting on the Amendment to the Company's Fifth Restated Certificate of Incorporation to Increase the Number of Authorized Shares (Proposal 2) by so indicating on the accompanying proxy card or when prompted according to Internet or telephonic proxy instructions. If a proxy instruction indicates an abstention with respect to a director nominee, the shares represented by that proxy instruction will be excluded entirely from the vote and will have no effect on the vote. If a proxy instruction indicates an abstention with respect to Proposal 2, it will have the same effect as a vote against Proposal 2.

        Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. For Proposal 1, such brokers have authority to vote on the election of directors without instructions from beneficial owners. Accordingly, proxies subject to such broker non-votes will have no effect on the election of directors. Under NYSE rules, the Amendment to the Company's Fifth Restated Certificate of Incorporation to Increase the Number of Authorized Shares (Proposal 2) is a "non-discretionary" item, which means that NYSE member brokers who have not received instructions from the beneficial owners of Common Stock do not have discretion to vote the shares of Common Stock held by those beneficial owners on Proposal 2. Because the approval of Proposal 2 requires the affirmative vote of a majority of the shares entitled to vote, proxies subject to such broker non-votes will have the same effect as a vote against Proposal 2. Accordingly, if you fail to instruct your broker how to vote your shares on Proposal 2, it will have the same effect as a vote against Proposal 2.

        The Company does not presently know of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions and broker non-votes would be treated as described above.

Proxy Voting and Revocation of Proxy

        Stockholders may choose one of three ways to submit their proxies:

  •
  Via Internet: To vote online, have the enclosed proxy/instruction card(s) in hand, go to the website on such card(s), and follow the instructions.

  •
  By Telephone: To vote via telephone, have the enclosed proxy/instruction card(s) in hand, call the toll-free telephone number on such card(s), and follow the instructions.

  •
  By Mail: To vote by mail, mark, sign, date and mail the enclosed proxy/instruction card(s) to EquiServe Trust Company, N.A. in the enclosed U.S. postage-paid envelope.

        If you vote via the Internet or by telephone, please do not return the enclosed proxy/instruction card(s) by mail.

        The shares represented by duly executed and returned proxies in the accompanying form or by proxies properly submitted by use of the Internet and telephone procedures which are received in time for the Annual Meeting will be voted. A stockholder may revoke the proxy at any time prior to its use at the

Annual Meeting by filing written notice of such revocation with the Secretary of the Company at the address shown above, by submitting a later dated and properly executed proxy, or by voting in person at the Annual Meeting.

        Unless you indicate otherwise in your proxy, the persons named as your proxies will vote FOR all of the nominees for director under Proposal 1 and FOR approval of the amendment to the Company's Fifth Restated Certificate of Incorporation to increase the number of authorized shares under Proposal 2. Although the Company does not presently know of any other business to be presented at the meeting, should any other business properly come before the meeting, the persons named as your proxies, to the extent permitted by law, will have discretion to vote and will vote in accordance with their best judgment.

PROPOSAL 1: ELECTION OF DIRECTORS

        Four members of the Board are proposed to be elected for a term expiring at the annual meeting of stockholders in 2008 and until their successors are duly elected and qualified. The Board currently consists of 12 persons and is divided into three classes, with the term of office of one class expiring each year. In 2004, Mr. Wareham, who serves as Chairman of the Board and who served as Chief Executive Officer of the Company through February 20, 2005, announced his intention to retire from the Board of Directors and the Company effective after this year's Annual Meeting and, thus, will not stand for re-election for a term expiring in 2008. The Board expresses its gratitude and appreciation for Mr. Wareham's contributions to the success of the Company. The Board has elected Betty Woods, an independent, non-executive director, to serve as its Chairman effective following the Annual Meeting, as Mr. Wareham steps down from that role, at which time the authorized number of Board members will be reduced to eleven.

        Mr. Farr, who was elected director by the Board in October 2004, is included among the members to be elected this year for a term expiring in 2008. Mr. Garrett, formerly the Company's President and Chief Operating Officer, was elected to the Board of Directors effective January 17, 2005 for a term expiring in 2006 and was named Chief Executive Officer and President effective February 21, 2005.

        The Nominating and Corporate Governance Committee has recommended each of the nominees. Each of the nominees has consented to serve as director for the three-year term. If any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee, or nominees, as may be designated by the Board unless the Board reduces the number of directors accordingly.

Director Nominees for Term Expiring In 2008

Hugh K. Coble

        Mr. Coble, 70, is Vice Chairman Emeritus of the Board of Fluor Corporation, a global engineering and construction company. He joined Fluor Corporation in 1966 where he held various executive positions in marketing and operations with over ten years of international assignments and retired in 1997 after thirty-one years of service. He is a member of the American Institute of Chemical Engineers, the National Society of Professional Engineers, the American Petroleum Institute, and the World Business Advisory Council. He also serves on the board of directors of Flowserve Corporation. Mr. Coble has been a director of Beckman Coulter since 1996.

Kevin M. Farr, CPA

        Mr. Farr, 47, has been Chief Financial Officer for Mattel, Inc. since 2000. He previously served as senior vice president and corporate controller from 1996, and held various other positions since he joined Mattel in 1991. Mr. Farr currently is responsible for Mattel's worldwide financial functions, as well as strategic planning, investor relations, corporate communications, consumer affairs and customs administration. He is a member of the American Institute of Certified Public Accountants and the

California Society of Certified Public Accountants. Mr. Farr is also a member of the Marshall School Corporate Advisory Board of the Marshall School of Business at the University of Southern California and is chairman of the board for the Mattel Children's Foundation. Mr. Farr has been a director of Beckman Coulter since October 2004.

Van B. Honeycutt

        Mr. Honeycutt, 60, is Chairman and Chief Executive Officer of Computer Sciences Corporation (CSC), a leading provider of consulting, system integration and information technology services to industries and governments worldwide. He joined CSC in 1975 as a Regional Marketing Manager for the company's timesharing and value-added network. He later served in a variety of management and executive positions. He was named Chief Executive Officer at CSC in 1995 and then Chairman in 1997 and continues as Chairman and Chief Executive Officer to the present. Mr. Honeycutt also serves as a director of Tenet Healthcare Corporation. He has been a director of Beckman Coulter since 1998.

Betty Woods

        Ms. Woods, 66, served as President and Chief Executive Officer of Premera Blue Cross, formerly Blue Cross of Washington and Alaska, one of that area's largest health care contractors, and also served as Chief Executive Officer of PREMERA, holding company of Premera Blue Cross from 1992 until her retirement in July 2000. She joined Premera Blue Cross in 1976. She serves on the Seattle-Northwest Chapter of the National Association of Corporate Directors, is on the Board of Trustees of Seattle University and Western Washington University, and is a founding member of the National Institute for Health Care Management. She has been a director of Beckman Coulter since 1994.

        The Board of Directors recommends a vote "For" the above nominees. The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the director nominees listed above, unless authority to vote for one or more of such nominees is withheld in the proxy. The proxies cannot be voted for a greater number of persons than the number of nominees named. A plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election is required to elect directors.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Continuing Directors

        In addition to directors elected at this Annual Meeting, seven directors will continue in office with terms expiring in 2006 and 2007. The following directors compose the remainder of the Board with terms expiring as shown:

•
Term Expiring in 2006

        PETER B. DERVAN, PH.D., 59, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry in the Division of Chemistry and Chemical Engineering. He serves on the Scientific Advisory Board of Gilead Sciences and is a member of the Scientific Advisory Board of the Robert A. Welch Foundation. Dr. Dervan is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine (NAS). He has been a director of Beckman Coulter since 1997.

        SCOTT GARRETT, 55, serves as Beckman Coulter's Chief Executive Officer and President. He was named Chief Executive Officer effective February 2005 and served as President and Chief Operating Officer since December 2003. He joined the Company in 2002 as President, Clinical Diagnostics. Prior to joining the Company, he served as Chief Executive Officer of Garrett Capital Advisors, LLC, a private equity firm focused on medical device companies, and as Chief Executive Officer for Kendro Laboratory Products, LP, a life sciences company. Mr. Garrett also spent over 20 years of his career with Baxter International/American Hospital Supply Corporation and a Baxter spin-off company. He began his career with Baxter in product development. Through a series of promotions, Mr. Garrett became Group Vice President of Baxter and President of the Diagnostics subsidiary. Baxter's Diagnostics subsidiary subsequently became Dade International and then Dade Behring, Inc., where Mr. Garrett served as Chairman and Chief Executive Officer. He has been a director of Beckman Coulter since January 2005.

        RISA J. LAVIZZO-MOUREY, M.D., MBA, 50, is President and CEO at the Robert Wood Johnson Foundation. She previously served as a Senior Vice President from April 2001 to January 2003. She served as the Director of the Institute on Aging and Chief of the Division of Geriatric Medicine from 1994 to 2001 and the Sylvan Eisman Professor of Medicine and Heath Care Systems at the University of Pennsylvania from 1997. She is also a member of the Institute of Medicine of the National Academy of Science. She has served on numerous federal advisory committees including the Task Force on Aging Research, the Office of Technology Assessment Panel on Preventive Services for Medicare Beneficiaries, the Institute of Medicine's Panel on Disease and Disability Prevention Among Older Adults and the President's Advisory Commission on Consumer Protection and Quality in the Health Care Industry. Dr. Lavizzo-Mourey is a Director for Amerada Hess Corporation. She has been a director of Beckman Coulter since 2001.

        GLENN S. SCHAFER, 55, has been President and board member of Pacific Life Insurance Company since 1995. He currently oversees Pacific Life's securities, real estate, institutional products, annuities and mutual funds divisions, and the broker dealer network, as well as the treasury, finance and administrative areas of the company. Mr. Schafer joined Pacific Life as Vice President, Corporate Finance, in 1986, was elected Senior Vice President and Chief Financial Officer in 1987, and in 1991, Executive Vice President and Chief Financial Officer. He is a member of the American Institute of Certified Public Accountants, and a Fellow of the Life Management Institute. Mr. Schafer is also on the board of directors of Scottish Re Group Limited. He is a co-chair on the Michigan State University President's Campaign Cabinet and serves on the Michigan State University Foundation's board of directors. In September 2004, Mr. Schafer joined the board of AMF Corporation (Asset Management Finance). He also serves on the Advisory Board of CASA (Court Appointed Special Advocates) in Orange County, California. Mr. Schafer has been a director of Beckman Coulter since 2002.

•
Term Expiring in 2007

        RONALD W. DOLLENS, 58, is President and Chief Executive Officer of Guidant Corporation, a global leader in the medical device industry. Guidant Corporation provides innovative, minimally invasive and cost-effective products and services for the treatment of cardiovascular and vascular disease. Prior to the formation of Guidant Corporation in December 1994, Mr. Dollens served as President of the Medical Devices and Diagnostics Division (MDD) of Eli Lilly and Company. In 1985, Mr. Dollens was named Senior Vice President, Sales, Marketing and Product Development for Advanced Cardiovascular Systems, Inc. (ACS), a MDD company. In 1988, he became ACS' President and Chief Executive Officer. He assumed his current post as President and Chief Executive Officer of Guidant when the company was formed in 1994. Mr. Dollens serves on the Board and is former Chairman of the Advanced Medical Technology Association (AdvaMed), and is on the Boards of Alliance for Aging Research, and Kinetic Concepts, Inc. Mr. Dollens serves on the New York Stock Exchange Listed Company Advisory Board, was the 2003 Campaign Chairman of the United Way of Central Indiana, and was elected in 2003 to serve a two-year term as Chairman of the Healthcare Leadership Council. He also serves on the Boards of Butler University and Eiteljorg Museum. Additionally, Mr. Dollens recently was appointed by the U.S. Health and Human Services Secretary and served on the Advisory Committee on Regulatory Reform. He has been a director of Beckman Coulter since 1999.

        CHARLES A. HAGGERTY, 63, is currently Chief Executive Officer of Le Conte Assoc., LLC, a consulting and investment company in Laguna Niguel, California. Previously, he was Chairman, President and Chief Executive Officer of Western Digital Corporation, a manufacturer of hard disk drives from 1993 until his retirement in 2000. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM's Worldwide OEM Storage Marketing from 1991 to May 1992 and of Vice President/General Manager, Low-End Mass-Storage Products from 1989 to 1991. Mr. Haggerty also serves as a director of Pentair, Inc., Deluxe Corporation, Imation Corp., and Engenio Information Technologies, Inc. He has been a director of Beckman Coulter since 1996.

        WILLIAM N. KELLEY, M.D., 65, is a Professor of Medicine and Professor of Biochemistry and Biophysics at the University of Pennsylvania School of Medicine. He served as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University from 1989 to 2000. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Trustees of Emory University. He is a member of the Institute of Medicine of the National Academy of Sciences. He is a fellow of the American Academy of Arts and Sciences, a member of the Association of American Physicians and the American Philosophical Society, and a Master of the American College of Physicians and a master of the American College of Rheumatology. Dr. Kelley is s director of Merck & Co., Inc., GenVec, Inc., and Advanced Biosurfaces. He has been a director of Beckman Coulter since 1994.

Director Independence

        The Board of Directors has concluded that all ten of the non-management members of the Board of Directors are independent under the rules of the NYSE. In making its determination, the Board of Directors applied a categorical standard discussed below. In addition, the Organization and Compensation Committee and the Nominating and Corporate Governance Committee of the Board are comprised entirely of directors who are independent under the rules of the NYSE and the members of the Audit and Finance Committee are independent under the rules of the NYSE and the SEC. In addition, the Board of Directors has determined that Glenn Schafer, the chair of the Audit and Finance Committee, is an "audit committee financial expert" within the meaning of the rules of the SEC. The Board of Directors has determined that each of the independent members of our Board of Directors has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries).

        In determining whether a director has had a material relationship with us, our Corporate Governance Guidelines establish a categorical standard. As long as a director has no relationships with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) other than those that would be permitted under the categorical standard, a director will be considered not to have a material relationship with the Company or any of its subsidiaries. In the event of a relationship that is not addressed by the categorical standard or that does not satisfy the categorical standard, the Board of Directors may, in its judgment, taking into account all relevant facts and circumstances, deem that relationship not to be material. The categorical standard is as follows: a relationship or transaction of the nature or type described in Item 404(a), 404(b) or 404(c) of the SEC's Regulation S-K shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the relationship or transaction does not exceed the applicable thresholds included in Item 404(a), 404(b) or 404(c) or is otherwise covered by an exclusion or exemption contained in Item 404(a), 404(b) or 404(c).

Board and Committee Meetings; Attendance at Annual Meetings

        The Board highly encourages its members to attend the annual meeting of stockholders except in the event of unforeseen circumstances. All directors attended the 2004 annual shareholder meeting. For 2004, the average aggregate Board and committee meeting attendance for all current directors was approximately 96%, with each director attending at least 75% of all meetings of the Board and any committees on which he or she served, except Mr. Dollens who attended 73% of all such meetings. Board meetings totaled 6 and committee meetings totaled 21 during 2004. The Board's Audit and Finance Committee held 10 meetings; the Organization and Compensation Committee held 6 meetings; and the Nominating and Corporate Governance Committee held 5 meetings. In addition to the Board and Committee meetings, we also hold executive sessions of our non-management directors. We rotate the role of presiding director for these sessions among the chairpersons of our Audit and Finance Committee, Organization and Compensation Committee, and Nominating and Corporate Governance Committee, depending on the subject matter to be addressed at such executive sessions.

Board Committees

        The charters for the Audit and Finance Committee, the Organization and Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company's Investor Relations website (www.beckmancoulter.com under "Investor Relations" at "Corporate Governance"). The charter of the Audit and Finance Committee is also attached as Appendix A to this Proxy Statement.

        Upon recommendation of the Nominating and Corporate Governance Committee, the Board reorganized committee memberships effective as of its February 2005 meeting. Current members are shown below. However, effective for the Organization and Compensation Committee meeting in April 2005, Mr. Haggerty will become Chair of that Committee as Ms. Woods assumes the role of Chairman of the Board. The Audit and Finance Committee Report and the Organization and Compensation Committee Report appearing herein are reported by the members who comprised these committees in 2004.

Committee/Current Members		Committee Function
Audit and Finance Committee	•	Oversees financial and operational matters involving accounting, Corporate Finance, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics
Current Members:	•	Oversees other financial audit, and compliance functions as assigned by
Mr. Schafer (Chair)		the Board
Mr. Dollens	•	Reviews areas of potential significant financial risk to the Company
Mr. Farr	•	Monitors the independence and performance of the independent
Mr. Honeycutt		accounting firm
	•	Provides an avenue of communication among the independent auditors, management, the internal auditing services department, and the Board of Directors

Organization and Compensation Committee	•	Reviews and approves major Company organization structure, reviews performance of Company officers and establishes overall executive compensation policies and programs
Current Members:	•	Reviews and approves compensation elements such as base salary,
Ms. Woods (Chair)		bonus awards, stock option grants and other forms of long-term
Mr. Haggerty		incentives for Company officers (no member of the committee may
Dr. Kelley		be a member of management or eligible for compensation other than as a director or consultant)
	•	Reviews succession plans for Company officers
	•	Reviews Board compensation and stock ownership matters
Nominating and Corporate Governance Committee	•	Develops criteria to determine the qualifications and appropriate tenure of directors
	•	Reviews such qualifications and makes recommendations to the Board
Current Members:		regarding director nominees to fill vacancies
Mr. Coble (Chair)	•	Considers stockholder recommendations for Board nominees, as
Dr. Dervan		described below
Dr. Lavizzo-Mourey	•	Periodically reviews stockholder enhancement provisions in the Company's certificate of incorporation, by-laws and other corporate documents
	•	Considers social, ethical and environmental responsibility and matters of significance in areas related to corporate public affairs

Nominating and Corporate Governance Committee Matters

        The Nominating and Corporate Governance Committee expects as minimum qualifications that nominees to the Board will not have a conflict of interest and will have high ethical standards and, with respect to new members of the Board, a willingness to serve at least six years for the committee to recommend them to the Board of Directors. The committee evaluates each nominee on his or her individual merits taking into account the needs of the Company, the composition of the Board of Directors and the criteria set forth in the Company's Corporate Governance Guidelines or otherwise established by the Board of Directors. For each director search to fill a vacancy, the Company engages a director search firm to identify, evaluate and recruit potential nominees to our Board of Directors. The Board and the Nominating and Corporate Governance Committee develop specifications and criteria based on specific needs of the Board. Typically, the search firm through its objective screening process develops an initial list of approximately 25 or more prospective board candidates. Based on discussions with the Nominating and Corporate Governance Committee, the list is winnowed down to approximately 10 candidates and the search firm makes an initial contact with the potential candidates to assess, among other things, their availability, fit and major strengths. Following further analysis by the search firm, the Nominating and Corporate Governance Committee has typically chosen two or three candidates with whom to have further meetings. As part of this process, which the Company has used for every director search since 1993, the Company has from time to time asked significant stockholders for recommendations for candidate names to be placed in the search firm's process. Each current non-management member of the Board of Directors was selected through this comprehensive and objective process. The Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for re-election at the Annual Meeting.

        The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The Corporate Governance Guidelines of the Company provide that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee may do so by submitting in writing such nominees' names, in compliance with the procedures and along with the other information required by our By-laws, to the Secretary of the Company (M/S A-42-C), 4300 N. Harbor Boulevard, P.O. Box 3100, Fullerton, CA 92834-3100.

Corporate Governance Guidelines and Code of Ethics

        Our Board has adopted a Code of Ethics applicable to all officers, directors and employees as well as Corporate Governance Guidelines. These documents are available on the Company's Investor Relations website (www.beckmancoulter.com under "Investor Relations" at "Corporate Governance"). The Company will provide a copy of these documents to any person, without charge, upon request, by writing to the Company at "Beckman Coulter, Inc., Office of Investor Relations (M/S A-38-C), 4300 N. Harbor Boulevard, P. O. Box 3100, Fullerton, CA 92834-3100."

AUDIT AND FINANCE COMMITTEE REPORT(1)

        The Audit and Finance Committee of the Board of Directors is responsible for assisting the Board of Directors with its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements in conjunction with the Nominating and Corporate Governance Committee, the independent auditors' qualifications and independence and the performance of the independent auditors and the Company's internal audit function. The Audit and Finance Committee operates under a written charter approved by the Board of Directors. A copy of the charter that was last amended and restated by the Board of Directors on February 3, 2005, is attached to this Proxy Statement as Appendix A.

(1)
This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as expressing an opinion on management's assessment of the effectiveness of internal control over financial reporting. The Audit and Finance Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit and Finance Committee met with management and independent auditors to review and discuss the consolidated financial statements, including a discussion of the quality and acceptability of the Company's financial reporting and controls. The Audit and Finance Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Finance Committee also received written disclosures from the independent auditors required by Independence

Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit and Finance Committee discussed with the independent auditors that firm's independence.

        Based upon the Audit and Finance Committee's discussions with management and the independent auditors, and the Audit and Finance Committee's review of the representations of management and the independent auditors, subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit and Finance Committee Charter, the Audit and Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission. The Audit and Finance Committee also approved the selection of the Company's independent auditors for fiscal 2004.

THE AUDIT AND FINANCE COMMITTEE
Glenn S. Schafer, Chair Ronald W. Dollens Charles Haggerty Risa J. Lavizzo-Mourey, M.D. Betty Woods

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors

        We have adopted policies on the reporting of concerns regarding accounting, internal accounting controls or auditing matters to the Audit Committee and on communicating with our non-management directors. Any person who has a concern regarding accounting, internal accounting controls and auditing matters may submit that concern to the Secretary of the Company (M/S A-42-C), 4300 N. Harbor Boulevard, P.O. Box 3100, Fullerton, CA 92834-3100. Any interested party who wishes to communicate directly with our non-management directors may also direct their correspondence to the Secretary of the Company at the same address. Employees may communicate all concerns regarding accounting, internal accounting controls and auditing matters to the Audit Committee or other matters for the Board to the non-management directors on a confidential and anonymous basis through the Company's Do the Right Thing compliance communication line.

Compensation Committee Interlocks and Insider Participation

        No member of the Company's Organization and Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Beckman Coulter and other entities involving Beckman Coulter executive officers and Beckman Coulter Board members who serve as executive officers of such other entities.

Certain Relationships and Related Transactions

        In June 2001, the Company provided a loan to Elias Caro as relocation assistance to purchase a home upon acceptance of his assignment to Southern California. The loan was secured by a promissory note and deed of trust and was in the amount of $200,000, with interest calculated on an annual basis at prime as of the anniversary of the loan. The principal balance plus all accrued interest is due and payable on September 12, 2006, or earlier in the event that Mr. Caro voluntarily leaves the Company of if he sells the property. Mr. Caro repaid the principal amount to the Company in 2004. If Mr. Caro remains continuously with the Company through September 12, 2006, accrued interest in the amount of $46,816 will be forgiven.

Board Compensation and Benefits

        Retainer and Fees.    Non-employee directors currently receive retainers in quarterly increments based on an annualized rate of $48,000 a year, or $52,000 a year for Committee Chairs. In addition, a special transition committee of the Board, composed of Ms. Woods, Mr. Haggerty, Dr. Dervan and Mr. Wareham, was appointed for the purpose of selecting a new Chief Executive Officer in anticipation of Mr. Wareham's retirement. Non-employee members of this committee received additional fees as follows:, Ms. Woods, chair of this committee, $45,000; and Mr. Haggerty and Dr. Dervan, $30,000, each. The Board is considering the appropriate retainer for its independent, non-executive director, Betty Woods, when she becomes the Chairman of the Board in April 2005.

        Directors are not paid an additional business fee if receiving consulting fees from the Company. No directors currently receive consulting fees from the Company. Directors who are also employees of the Company (currently Mr. Wareham and Mr. Garrett) receive no additional compensation for service on the Board.

        Since 1995, non-employee directors have had the opportunity to defer all or a portion of their fees under the Deferred Directors' Fee Program until termination of their status as directors. Since 1998, the program has allowed an additional deferred premium of up to 30% of the deferred compensation amount depending on the percentage of deferral in stock units above 40% and up to 100% of annual compensation ("premium stock units"). Prior to 2003, all amounts were treated as having been invested in the Company's Common Stock. Beginning in 2003, deferrals can be made into a cash account, a stock unit account, or a combination of both. Stock unit accounts will be paid out in the form of stock, except that premium stock units credited on or after April 1, 2004, and dividend units attributable thereto, will be paid out in cash valued at the then current market priced of the Company's Common Stock. Note 3 to the table under "Security Ownership of Certain Beneficial Owners and Management—By Directors and Executive Officers" below includes the number of shares of the Company's Common Stock as of December 31, 2004 for each current director who has elected to participate in this program.

        The Board has adopted Non-Employee Directors' Stock Ownership Guidelines under which non-employee directors within five years must hold at least four times his or her annual retainer amount, including stock units held in the Deferred Directors' Fee Program.

        Options and Matching Gift Program.    Members of the Board who have not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receive a non-qualified option to purchase 5,000 (split adjusted) shares of the Company's Common Stock, pursuant to the 1998 Incentive Compensation Plan and, commencing with grants made in 2004, under the successor 2004 Long-Term Performance Plan. The option price of each option granted is the fair market value on the date of grant. Options are generally exercisable six months from the date of grant (subject to the individual serving as director for the duration of that period) and expire seven years (ten years for grants prior to 2004) after the date of grant (subject to earlier termination if the director ceases to serve as a director).

        The amount of shares pursuant to outstanding options which are exercisable or which will become exercisable within 60 days are listed in note 1 to the table shown under "Security Ownership of Certain Beneficial Owners and Management—By Directors and Executive Officers" below.

        Non-employee directors may also participate in the Company's Matching Program available generally to employees of the Company. Under this program, the Company will match gifts to qualifying tax-exempt educational institutions up to $5,000 annually.

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE COMPANY'S
FIFTH RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES

        The Board of Directors of the Company has unanimously approved an amendment to the Company's Fifth Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 150 million shares to 300 million and to increase the number of Preferred Stock from 10 million shares to 20 million. The Board unanimously recommends to the stockholders that they approve the amendment.

        The proposed amendment would amend and restate the first paragraph of Paragraph 4 of the Company's Fifth Restated Certificate of Incorporation to read as follows:

  "The aggregate number of shares which the corporation shall have authority to issue is 320,000,000 to be divided into (a) 300,000,000 shares of Common Stock, par value $.10 per share, and (b) 20,000,000 shares of Preferred Stock, par value $.10 per share." No other provision of the Company's Fifth Restated Certificate of Incorporation would be changed.

        As of February 7, 2005, there were 66,549,909 shares issued and outstanding for voting purposes. In addition, the Company has approximately 9,925,926 shares reserved for issuance pursuant to obligations related to outstanding options under its 2004 Long-Term Performance Plan, 1998 Incentive Compensation Plan, Incentive Compensation Plan of 1990, and Stock Option Plan for Non-Employee Directors. Also as of the Record Date, the Company has 4,278,731 shares under its 2004 Long-Term Performance Plan and 2,796,680 under its Employee Stock Purchase Plan remaining for future issuance. No shares of Preferred Stock are issued and outstanding.

        The Board of Directors believes it desirable to increase the authorized number of shares of Common Stock and Preferred Stock in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional Common Stock and Preferred Stock for issuance could be used for a number of purposes, including corporate financing, future acquisitions, stock dividends, stock splits, stock options, and other stock-based compensation. There are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of Common Stock or Preferred Stock that would be available if this proposal is approved (provided that, the Company's existing Stockholder Protection Rights Agreement provides for the issuance of Common and Preferred Stock in limited specified circumstances). Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further shareholder approval, unless such action is required by applicable law or the rules of the NYSE or any stock exchange on which the Company's securities may be listed.

        The additional shares of Common Stock and Preferred Stock for which authorization is sought would be part of the existing class of Common Stock and the existing class of Preferred Stock, respectively. There will be no change in voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

        The increase in the authorized but unissued shares of Common Stock and Preferred Stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for this reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional Common Stock and issue Preferred Stock up to the total authorized number with the effect that stockholdings and related voting rights of then existing stockholders would be diluted to an extent proportionate to the number of additional Common Stock issued or the number of Preferred Stock issued.

        The Board of Directors recommends a vote "FOR" the approval of the proposed amendment to the Company's Fifth Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock. Proxies solicited by the Board will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to approve the proposed amendment. Consequently, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

By Directors and Executive Officers

        The following table sets forth the amount of shares of the Company's Common Stock beneficially owned (as of February 7, 2004, unless otherwise indicated) by current directors of the Company and the named executive officers reported in the "Executive Compensation—Summary Compensation Table" below, and all directors and executive officers as a group. Percentage of ownership is calculated using the number of outstanding shares as of February 7, 2005, the Record Date, plus the number of shares the individual or group had the right to acquire within 60 days as indicated in note 1 following the table.

Beneficial Owner	Beckman Coulter Common Stock (1)(2)(3)	Percentage of Ownership
Directors:
J. P. Wareham	1,043,045	2.95%
H. K. Coble	37,936	*
P. B. Dervan	37,823	*
R. W. Dollens	31,829	*
K. M. Farr	—	*
S. Garrett	103,853	*
C. A. Haggerty	27,318	*
V. B. Honeycutt	20,420	*
W. N. Kelley	42,641	*
R. J. Lavizzo-Mourey	21,400	*
G. S. Schafer	13,700	*
B. Woods	42,624	*
Other Named Executive Officers:
E. Caro	67,404	*
W. May	134,986	*
J. Glover	91,193	*
All Directors and Officers as a group (17 persons)	1,879,094	2.82%

*
Less than 1% of outstanding shares.

(1)
Includes shares which directors and executive officers have, or will have within 60 days, the (current right to acquire upon exercise of options under the Company's Stock Option Plan for Non-Employee Directors, the Incentive Compensation Plan of 1990 and the 1998 Incentive Compensation Plan, and the 2004 Long-Term Performance Plan, as applicable: Mr. Wareham, 953,500 shares; Mr. Coble, 37,000 shares; Dr. Dervan, 35,000 shares; Mr. Dollens, 29,626 shares; Mr. Haggerty, 10,000 shares; Mr. Honeycutt, 20,000 shares; Dr, Kelley, 37,000 shares; Dr. Lavizzo-Mourey, 20,400 shares; Mr. Schafer, 13,700 shares; Ms. Woods, 30,000 shares; Mr. Garrett, 64,500 shares; Mr. Caro, 52,500 shares; Mr. May, 103,750 shares; Mr. Glover, 76,500 shares; and all directors and executive officers as a group, 1,626,976 shares.

(2)
Includes shares held in trust for the benefit of the named executive officers and employee directors under the Company's Savings Plan, as of December 31, 2004, as follows: Mr. Wareham, 68 shares; Mr. Garrett, 477 shares; Mr. Caro, 2,425 shares; Mr. May, 11,102; Mr. Glover, 6,485 shares; and all executive officers as a group, 29,233 shares. Includes shares of the Company's Common Stock held as trustee, co-trustee, in spouse's name, in managed accounts or as custodian for children as follows: Mr. Coble, 300 shares; Mr. Caro, 2,000 shares, and other executive officers, 474 shares. Also included in the above table are shares of restricted stock granted in 2003, for which restrictions had not yet lapsed as of February 7, 2005, as follows: Mr. Wareham, 20,000 shares; Mr. Garrett, 14,818 shares; Mr. Caro, 5,682 shares; Mr. May, 3,182 shares; Mr. Glover, 7,000 shares; and all executive officers as a group, 50,682 shares.

(3)
In addition to the foregoing beneficial ownership amounts, the directors shown below have elected to treat their cash compensation from annual retainers and fees as though it has been invested in the Company's Common Stock under the Deferred Directors Fee Program (see "Board Compensation and Benefits" above). The officers shown below have elected to participate in the Company's Executive Deferred Compensation Plan and/or the Executive Restoration Plan and to have a portion of their salaries and annual bonuses and related Company matching and premium contributions under such plans treated as if invested in the Company's Common Stock. Stock units are distributed at the end of the deferral period in the form of shares of Common Stock, and premium units credited on or after April 1, 2004 and dividend equivalents attributable thereto will be charged against the applicable share limits of the 2004 Long-Term Performance Plan. The officers shown below may also be participating in the Company's Stock Option Gain Deferral Program, under which they receive stock units, paid out in shares of Common Stock. As of December 31, 2004, such amounts constitute the economic equivalent of Common Stock as follows:

Beneficial Owner	Economic Equivalent Number of Shares
H.K. Coble	14,767
P.B. Dervan	12,649
R.W. Dollens	8,170
K.M. Farr	235
S. Garrett	7,291
C.A. Haggerty	14,560
V.B. Honeycutt	10,699
W.N. Kelley	16,226
R.J. Lavizzo-Mourey	5,320
G.S. Schafer	3,747
J. P. Wareham	160,028
B. Woods	4,328
E. Caro	2,734
W. May	7,471
J. Glover	341
Other Executive Officers	2,622

By Others

        Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock. The table shows

information reported to the Company as of February [    ], 2005, with percentage of ownership calculated using the number of outstanding shares for voting purposes on the Record Date.

Name of Beneficial Owners	Shares of Common Stock Beneficially Owned	Percent Of Class

(1)%

(1)
Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February [    ], 2005 by the named beneficial owner reporting shared dispositive power as to all shares shown ([    ]% of outstanding shares) and shared voting power as to [    ] of such shares ([    ]% of outstanding shares).]

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Person") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to holdings and transactions in Common Stock.

        Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by these dates during 2004. To the Company's knowledge, all of these requirements were satisfied, except as to matters as stated herein. Due to administrative delays, the following individuals each filed one late report on Form 4 for shares withheld for payment of taxes in relation to the January 9, 2004 lapse of restrictions on restricted stock: Mr. Caro filed on February 6, 2004 for 1,124 shares withheld; Mr. Garrett filed on February 13, 2004 for 1,327 shares withheld; Mr. Mares filed on February 13, 2004 for 667 shares withheld; Mr. May filed on February 4, 2004 for 667 shares withheld; Dr. Osborne filed on February 13, 2004 for 667 shares withheld; and Mr. Wareham filed on February 19, 2004 for 3,683 shares withheld. Ms. Crans filed one late report on Form 4 on December 3, 2004 for the sale of 5 shares on November 29, 2004 received upon a distribution from the Company's Executive Deferred Compensation Plan on November 11, 2004. Due to omissions by the Company's third party recordkeeper, Mr. Boghosian filed a May 10, 2004 late report on Form 4 for the acquisition on March 17, 2004 of 2,246 derivative securities (phantom stock units) by deferral of a portion of his bonus under the Company's Executive Deferred Compensation Plan and a November 4, 2004 late report on Form 4 for eleven earlier payroll transactions with regard to a total of 63 derivative securities (phantom stock units) attributable to his participation in the Company's Restoration Plan.

EXECUTIVE COMPENSATION

        The following table sets forth information for the last three fiscal years, as to the Chief Executive Officer and the four highest paid officers ("named individuals") of the Company in 2004.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Principal Position(1)	Year	Salary (2)($)	Bonus (3)($)	Other Annual Compensation (4)($)	Restricted Stock Award(s) (5)($)	Securities Underlying Options/ SARs (6)(#)	All Other Compensation (7)(8)(9)($)
John P. Wareham Chairman & Chief Executive Officer	2004 2003 2002	802,423 775,000 752,097	483,600 706,880 118,800	— — —	— 2,033,200 —	172,500 240,000 150,000	132,345 91,220 102,953
Scott Garrett President & Chief Operating Officer	2004 2003 2002	479,138 425,000 237,019	185,242 259,500 23,600	— 82,427 —	— 1,099,758 —	17,250 99,000 30,000	89,146 16,392 3,147
Elias Caro President, Biomedical Research Division	2004 2003 2002	296,277 259,923 —	91,684 158,300 —	— — —	— 577,632 —	23,000 63,000 —	50,200 47,828 —
William H. May Vice President, General Counsel & Secretary	2004 2003 2002	284,431 274,700 265,759	65,311 127,700 20,300	— — —	— 323,482 —	17,250 36,000 24,000	28,206 21,784 19,944
James T. Glover Vice President, Chief Financial Officer	2004 2003 2002	266,373 216,600 214,843	78,232 98,600 21,200	— — —	— 355,810 —	41,500 38,000 12,000	14,384.34 10,502 20,471
(1)
Mr. Wareham served as Chairman and Chief Executive Officer throughout 2004. Mr. Garrett joined the Company in June 2002, became President and Chief Operating Officer in December 2003 and Chief Executive Officer in February 2005. Mr. Caro became an executive officer in 2003. Mr. Glover was named Vice President, Chief Financial Officer in March 2004.

(2)
Amounts include salary related to elections under the Company's Flexible Benefits Plan and compensation deferred under the Company's Savings Plan, qualified respectively, pursuant to Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended, and salary and/or bonus amounts deferred, if any, in 2003 under the Company's Executive Deferred Compensation and Restoration Plans (see note 9 below for a description of these plans).

(3)
Amounts include deferrals, if any under the Company's Savings Plan, Executive Deferred Compensation Plan and Restoration Plan. Amounts under the annual incentive program were contingent upon the attainment of certain organizational and individual goals prescribed by the Board's Organization and Compensation Committee. Included for Mr. Garrett in 2002 are a sign-on bonus and an amount under the annual incentive program pro-rated for his June 2002 hire date.

(4)
The aggregate amount of other annual compensation in 2004 for each named individual did not equal or exceed the threshold for reporting herein (i.e., the lesser of either $50,000 or 10% of the total of such individual's annual salary and bonus).

(5)
Restricted stock was granted under the 1998 Incentive Compensation Plan in 2003. Restrictions generally lapse over four years in 25% increments on each anniversary of the grant date, except that one grant to Mr. Garrett vests 5 years from the date of grant and the grants to Mr. Glover vest 3 years and 4 years, respectively, from the date of grant. Restrictions may lapse sooner in the event of termination of employment due to death or total disability, or at the discretion of the Company in the event of retirement, or a change of control as defined in the restricted stock agreement. Non-preferential dividends are paid. The values of the aggregated restricted stockholdings at 2004 year-end, calculated by multiplying the per share closing price of $66.99 (and not including any diminution effect attributable to the restrictions on such stock) by the number held, are as follows: Mr. Wareham, 30,000 shares, $2,009,700; Mr. Garrett, 18,227 shares, $1,221,027; Mr. Caro, 8,523 shares, $570,956; Mr. May, 4,773 shares, $319,743; and Mr. Glover 7,000 shares, $468,930.

(6)
For 2004, consists of special non-qualified stock option grants (Performance Leveraged Stock Options) which immediately vested to the named individuals because the Company achieved average share price target of $53 over a period of 30 trading days within plan term limits. Includes an additional grant to Mr. Glover, which vests 100% at three years from the date of grant, made in conjunction to his election to Chief Financial Officer.

(7)
Includes Company matching contributions to the Company's Savings Plan (a defined contribution plan) wherein eligible employees of the Company and certain subsidiaries may invest in various funds generally up to 15% of their compensation through payroll deductions. The Company makes contributions to the plan equal to 50% or 70%, depending upon investment of Company matching contributions, of up to the first 5% of each employee's contribution (subject to certain limitations). Savings Plan matching contributions in 2004 for all the named individuals was $7,175 each. In addition, a 2004 company contribution in the amount of $21,771 was made under the Retirement Plus feature of the non-qualified Restoration Plan for Mr. Caro. Mr. Caro does not participate in the Company's Pension Plan, but participates in Retirement Plus as an eligible employee of the former Coulter Corporation. Under Retirement Plus, an annual Company contribution is made based on a percentage of the employee's total eligible pay and a percentage of any eligible pay above the year's Social Security wage base, according to the employee's age at year-end. Employees may direct all or any portion of Retirement Plus contributions into the same core investment funds available for other Savings Plan contributions. In the event maximum limits are reached under the qualified Savings Plan, the company contribution is made to the non-qualified Restoration Plan as described below at "Equity Compensation Plan."

(8)
Includes amounts the Company has advanced under the Executive Retention Incentive Program adopted to encourage retention of key executives, as follows: Mr. Wareham, $37,573 in 2002, and $1,656 in 2003; Mr. Caro, $2,283 in 2002, $10,497 in 2003 and $9,987 in 2004; and Mr. Glover, $9,364 in 2002 and $756.44 in 2003. In addition to advances shown in the table for the past three years, advances were also made to: Mr. Wareham in 2001 in the amount of $17,485; Mr. May in 2000 and 2001 in the aggregate amount of $32,442; and Mr. Glover in 2000 and 2001 in the aggregate amount of $31,293.16. Mr. Wareham, Mr. May and Mr. Glover have repaid the loan amount to the third-party lender and no further advances were made following loan repayment. Pursuant to loan documents entered into prior to July 30, 2002, the Company advanced payments of interest on a personal loan, not to exceed one times annual base salary and not to exceed a term of five years, obtained by the individual through a third party bank. The individual had to meet the bank's credit standards and terms and conditions for loan approval established by the bank. Each executive participating in the program has provided the Company with a recourse promissory note providing that all interest advances will become immediately due and payable to the Company upon the executive's voluntary or "for cause" termination from employment. Interest payment advances will be made only while the individual remains employed with the Company and meets the Company's stock ownership guidelines. To further align management and shareholder interests, the Company maintains stock ownership guidelines for Division Presidents, key Vice Presidents and all other executive officers to acquire and retain stock ownership levels at least one times annual base pay. The multiple for the CEO is at least four times annual base pay. Interest advances are not yet earned by the individual, but are reported here because they will be forgiven if the individual remains employed through the earlier of the term of the loan or five years of continuous employment. See "Termination of Employment and Change in Control Agreements," below, for more information on this Executive Retention Incentive Program. The program may be terminated at any time upon twelve months advance notice to the individual participants. Executive officers are no longer eligible for any new loans under this program.

(9)
Includes the value of stock units (i.e., non-voting units of measurement deemed for bookkeeping purposes to be equivalent to one share of the Company's Common Stock) contributed under the Company's Executive Restoration and Deferred Compensation Plans and the Option Gain Deferral Program to the extent the individual elected to participate and as determined based on the individual deferral elections under each plan. The aggregate values (based on the market value of a share of the Company's Common Stock on each date that contributions were credited) are as follows: Mr. Wareham, $116,837; Mr. Garrett, $81,583; Mr. Caro, $10,637; Mr. May, $16,309; and Mr. Glover, $5,645. Under the Deferred Compensation Plan, participants may defer salary and/or bonus, up to certain limits annually, into bookkeeping accounts in the form of cash, stock units, or a combination of both. The Company contribution made in stock units is deemed to have an aggregate value equal to 3.5% of the salary and bonus deferred. The Company credits additional stock units (up to 30%) if the participant defers 35% or more of his or her bonus in the form of stock units ("premium stock units"). Under the Restoration Plan, deferrals that exceed Savings Plan allowable maximums (as limited by tax rules applicable to the Savings Plan) are credited to a bookkeeping account and Company matching contributions that could not be allocated under the Savings Plan are credited in the form of stock units. Payments under both of these deferral plans are made in cash, and stock if invested in stock units, generally after termination or retirement. Under the Option Gain Deferral Program, participants are allowed to defer compensation that would otherwise have been realized on exercise of stock options. The executive receives stock units, the number of which is determined by dividing the price of Common Stock on the date of exercise into the amount by which the option was "in the money," payable solely in Common Stock following a specified date in the future. For this program, the value of dividend equivalent contributions on stock units is shown. Dividend equivalents on stock units are credited in the form of stock units as dividends are paid to stockholders in general.

Fiscal Year Option Grants

        The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended December 31, 2004.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Present Date Value ($)(2)(3)
J. Wareham	172,500	27.44	54.665	4/1/2011	3,312,000
S. Garrett	17,250	2.74	54.665	4/1/2011	331,200
E. Caro	23,000	3.66	54.665	4/1/2011	441,600
W. May	17,250	2.74	54.665	4/1/2011	331,200
J. Glover	11,500 30,000	1.83 4.77	54.665 54.665	4/1/2011 4/1/2011	220,800 576,000
(1)
No free standing or tandem Stock Appreciation Rights (SARs) were granted to the named individuals in 2004. Non-qualified stock options were granted in 2004 pursuant to the Company's 2004 Long-Term Performance Plan at an option price equal to the fair market value of the stock at the date of grant, as also discussed at note 6 to "Executive Compensation Table" above. The option price may be paid by delivery of already owned shares, subject to certain conditions. The options have a term of seven years, all subject to sooner expiration in the event of termination of employment. Subject to plan limits, outstanding options may be adjusted in the event of certain changes affecting Company stock.

(2)
Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used:

4/1/04 Grants
Option and market price (fair market value on grant date)	$54.665
Term of option	6.5 years
Risk free rate of return	3.567%
Dividend yield	1.031%
Volatility	32.2%
(3)
Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations that may occur from time to time.

  No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of the Company's Common Stock, stockholder return, or performance of the Company.

Option Exercises and Year-End Option Values

        No free standing or tandem Stock Appreciation Rights (SARs) have been granted to the named individuals. The table below shows the number of exercisable and unexercisable in-the-money, stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARS At FY-end(#)(2)		Value of Unexercised In-the-Money Options/SARs At FY-end($)(3)
	Shares Acquired on Exercise (#)	Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Wareham	104,000	4,359,084	918,500	279,000	30,799,198	8,229,113
S. Garrett	—	—	57,000	89,250	1,060,746	2,007,120
E. Caro	23,440	667,855	71,750	68,250	1,547,838	1,714,268
W. May	58,000	2,179,418	88,250	45,000	2,543,505	1,129,800
J. Glover	46,000	1,842,723	66,000	67,500	2,023,714	1,361,340
(1)
Represents the difference between the exercise price and the fair market value determined on the date of exercise.

(2)
All options granted prior to December 2003 have a term of ten years and seven years thereafter, subject to earlier termination. Option generally become or will be exercisable over periods of three or four years from dates of grant, with the exception of Mr. Wareham's grants from 1999 through 2003 which become exercisable over periods of five years, a 1994 grant of options which vested under a performance vesting feature, and the 2004 Performance Leveraged Stock Options which vested immediately upon grant after achieving the targeted performance (as more fully described at note 6 to the Executive Compensation Table above. Those options subject to a vesting schedule may become exercisable sooner in the event of death, disability, retirement or change in control as defined in the Company's 1990 and 1998 Incentive Compensation Plans and the 2004 Long-Term Performance Plan.

(3)
Values were calculated by multiplying the closing market price of the Company's Common Stock at December 31, 2004 ($66.99 per share) by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

(4)
On October 5, 2000, the Board of Directors of the Company declared a 2-for-1 stock split in the form of a 100% stock dividend payable on December 7, 2000, to holders of record of the Company's Common Stock as of the close of business on November 15, 2000 (the "split"). In connection with the split, certain adjustments were made to the Company's stock-based compensation plans and outstanding awards thereunder. Information including awards outstanding at that time under the Company's stock-based compensation plans gives effect to the split and the related adjustments.

Termination of Employment and Change in Control Arrangements

        Under the Company's Executive Retention Incentive Program, the Company entered into agreements with certain executive officers by which it agreed to make advances against compensation for interest due quarterly on certain five-year loans obtained through, and fully funded by, an outside lender. Pursuant to loan documents entered into prior to July 30, 2002, the advances apply to compensation to be earned upon satisfying certain service and other contingencies. Each executive participating in the program has provided the Company with a recourse promissory note for the amounts advanced in the event the executive terminates employment for reasons other than for cause, death or disability. Interest payment amounts advanced under this program are included in the "Executive Compensation Table" above and the program is further described at note 8 thereto. This program has been closed to any future participation by executive officers.

        All of the named individuals have entered into agreements with the Company that are effective if, within two years after the occurrence of a change in control of the Company (as defined in the agreements), any of these individuals is terminated without cause or has a material change to compensation or responsibilities. Mr. Wareham's agreement, no longer effective after his retirement in 2005, provides for up to five times his annual "compensation" decreasing over time to no less than three times such compensation (based on the then current compensation) with limited continuance of certain Company benefits as well as excise tax gross up provisions and separate provisions in the event of disability. Under the agreements with other senior management, the Company will pay up to two times and, in some limited cases, up to three times the individual's annual "compensation" (based on the then current compensation), as well as a limited continuance of certain Company benefits. In addition, the agreements provide that at the time of a termination under the agreement, any outstanding stock options will be immediately exercisable for the length of the exercise period and any outstanding restricted stock shall have the restrictions removed.

        For purposes of the change in control agreements, "compensation" is the sum of the individual's highest annual salary rate while employed by the Company plus a management bonus increment equal to an applicable percentage of the highest annual salary rate. For purposes of the management bonus increment, the applicable percentage is determined by looking at the management bonus plan in place for the individual at the time of a qualifying termination under the agreement and calculating the total award guideline percentage that would be applicable if the target performance were achieved, adjusted up or down by any individual performance rating under the plan. If a management bonus plan is subsequently redesigned or replaced, then the applicable percentage will be adjusted to reflect the percentage of salary the individual could reasonably expect to receive as a bonus if the performance had been excellent and profit objectives had been met for the year in which the qualifying termination occurred. If no management bonus plan is in place at termination then the calculation of the applicable percentage is based on the terms of the one that was in place at the time the agreement was executed.

Defined Benefit Pension Plan

        The Company's defined benefit qualified pension plan and non-qualified supplemental pension plan provide pension benefits to employees, including officers of the Company, based upon the average of the highest 60 consecutive months of eligible compensation and years of eligible service. Eligible compensation includes basic salary and bonuses paid during the year, including cash-based long-term incentive plan payouts. Benefit amounts are offset by amounts from any other similar Company or subsidiary sponsored plan, if applicable. If an employee elects a form of payment providing a benefit for his or her beneficiary, the benefit amount for the employee is reduced.

        Normal retirement age generally is 65, but employees may continue beyond age 65 and earn additional retirement benefits. Credited years of eligible service at normal retirement for the named executive officers would be as follows: Mr. Garrett, 12 years; Mr. May, 31 years; and Mr. Glover, 31 years. Upon Mr. Wareham's retirement in 2005, he will have 36 years of credited service.

        The following table illustrates the annual pension benefits payable from the qualified and non-qualified plans, before any offsets, calculated as a single life annuity, payable at normal retirement.

PENSION PLAN TABLE

	Years of Service
Remuneration*	15	20	25	30	35	40
450,000	124,452	165,936	207,420	248,904	290,388	331,872
500,000	139,452	185,936	232,420	278,904	325,388	371,872
700,000	199,452	265,936	332,420	398,904	465,388	531,872
900,000	259,452	345,936	432,420	518,904	605,388	691,872
1,100,000	319,452	425,936	532,420	638,904	745,388	851,872
1,300,000	379,452	505,936	632,420	758,904	885,388	1,011,872
1,500,000	439,452	585,936	732,420	878,904	1,025,388	1,171,872
1,700,000	499,452	665,936	832,420	998,904	1,165,388	1,331,872
1,800,000	529,452	705,936	882,420	1,058,904	1,235,388	1,411,872
*
The annual average of the highest sixty consecutive months of eligible compensation.

        Mr. Caro does not participate in the Company's qualified defined benefit pension plan. Instead, as an eligible employee of the former Coulter Corporation, additional company contributions are made under the Retirement Plus feature of the Company's Savings Plan, a defined contribution plan (as discussed in note 7 to the Summary Compensation Table above). Also, the Company has entered into an agreement with Mr. Caro to provide for retirement benefits that would have been accrued under the former Coulter Pension Plan had the Executive remained an eligible participant in such plan while he was working overseas. Under this agreement, Mr. Caro will receive a monthly retirement benefit of $1,546, offset by the equivalent value of any foreign pension plan benefit accrued while working overseas. Payments will be made under the Company's non-qualified supplemental pension plan, payable upon attainment of age 65 in the form of a joint and survivor annuity and will be actuarially adjusted if retirement occurs prior to age 65. The agreement also provides for a surviving spouse benefit calculated based on the stated monthly benefit, in the event the executive dies while employed.

EQUITY COMPENSATION PLANS

        Equity Compensation Plans Approved by Stockholders.    Beckman Coulter currently maintains five equity- based compensation plans that have been approved by stockholders—the 1998 Incentive Compensation Plan, which was approved by stockholders in 1998 and is referred to as the "1998 Plan," the Employees' Stock Purchase Plan, which was most recently approved by stockholders in 2001 and is referred to as the "ESPP," the Incentive Compensation Plan of 1990, which was most recently approved by stockholders in 1992 and is referred to as the "1990 Plan," the Stock Option Plan for Non-Employee Directors, which was most recently approved by stockholders in 1992 and is referred to as the "Directors Plan," and the 2004 Long-Term Performance Plan, which was approved by stockholders in 2004 and is referred to as the "2004 Plan."

  •
  ESPP.    Subject to limits, all of our officers and employees are eligible to participate in the ESPP. The ESPP generally operates in successive 6-month purchase periods. Participants in the ESPP may purchase common stock at the end of each purchase period at a purchase price equal to 85% or 90%, as determined by the Board in advance of each purchase period, of the lower of the fair market value of the stock at the beginning or the end of the period. The administrator of the ESPP may allow participants to contribute up to 15% of their eligible compensation to purchase stock under the plan. The current contribution limit is 10% of each participant's eligible compensation. The ESPP plan is administered by the Board or a committee of the Board.

  •
  2004 Plan.    Stock options, stock appreciation rights, restricted stock, stock bonuses, performance shares, dividend equivalents and other forms of awards may be granted under the 2004 Plan. The 2004 Plan is administered by, and each award grant must be approved by, the Board or a committee of the Board. Persons eligible to receive awards under the 2004 Plan include our officers and employees. Our non-employee directors are also eligible for certain automatic stock option grants under the 2004 Plan. The Board or a committee of the Board will determine the purchase price for any shares of our common stock subject to an award under the 2004 Plan, the vesting schedule (if any) applicable to each award, the term of each award, and the other terms and conditions of each award, in each case subject to the limitations of the 2004 Plan.

  •
  1998 Plan, 1990 Plan and Directors Plan.    Certain stock option grants remain outstanding to our officers, employees and directors under these plans and certain restricted stock grants also remain outstanding under the 1998 Plan. However, the authority to grant new awards under the 1998 Plan terminated in December 2003, and the authority to grant new awards under the 1990 Plan and the Directors Plan terminated in 1998. The Board or a committee of the Board continues to administer these plans as to the options and restricted stock that remain outstanding.

        Equity Compensation Plans Not Approved by Stockholders.    Beckman Coulter currently maintains five equity-based compensation plans that have not been approved by stockholders—the Deferred Directors' Fee Program, which is referred to as the "Deferred Fee Program," the Executive Deferred Compensation Plan, which is referred to as the "Deferred Compensation Plan," the Executive Restoration Plan, which is referred to as the "Restoration Plan," the Beckman Coulter Ireland Inc. Share Participation Scheme, which is referred to as the "Ireland Program," and the Stock Purchase Plan for employees in Japan, also referred to as the "Japan Program." Stockholder approval of these plans has not been required.

  •
  Deferred Fee Program, Deferred Compensation Plan, and Restoration Plan.    Under the Deferred Fee Program, a non-employee member of the Board may elect to defer a percentage of the fees that would otherwise become payable to the director for his or her services on the Board. Under the Deferred Compensation Plan and the Restoration Plan, a select group of officers and certain other employees may elect to defer compensation that would otherwise become payable to them. Each participant in the Deferred Fee Program or the Deferred Compensation Plan may elect that his or her deferrals be credited in the form of cash or stock units. Beckman Coulter provides company contributions under the Restoration Plan, in the form of additional credits of stock units, generally based on the company contributions that a participant would have been entitled to under the Company's qualified retirement plans had certain limits of those plans not applied to the participant. A director may earn up to a 30% premium for deferring his or her fees in the form of stock units under the Deferred Fee Program. A participant in the Deferred Compensation Plan may earn up to a 30% premium for deferring his or her bonus in the form of stock units. Any premium stock units credited under the Deferred Compensation Plan are subject to a vesting schedule. Stock units accrue dividend equivalents, credited in the form of additional stock units, as dividends are paid by Beckman Coulter on its issued and outstanding common stock. Stock units are bookkeeping entries that, when payable, are generally paid in the form of an equivalent number of shares of Beckman Coulter common stock, except that premium units credited under the Deferred Fee Program on and after April 1, 2004 and dividend equivalents thereto are paid in cash. Beckman Coulter common stock paid with respect to premium units credited under the Deferred Compensation Plan on and after April 1, 2004 and dividend equivalents attributable thereto will be charged against the applicable share limits of the 2004 Plan. Each participant elects the time and manner of payment (lump sum or installments) of his or her stock units credited under the Deferred Fee Program or the Deferred Compensation Plan. Stock units credited under the Restoration Plan are paid at termination of employment. The Beckman Coulter shares used to satisfy Beckman Coulter's stock obligations under these programs are shares that have been purchased on the open market.

  •
  Ireland Program.    The Ireland Program provides a means for employees of Beckman Coulter's Ireland subsidiary to purchase Beckman Coulter stock. Participants in the Ireland Program are not otherwise eligible to participate in the ESPP. Subject to limits, participants in the Ireland Program decide how much of their bonus and salary they wish to contribute for the purchase of shares under the program. The purchase price for the shares under the program generally equals the fair market value of the shares at the time of purchase—no discounted purchase price is offered under the program. The program is intended to offer certain tax advantages under Ireland tax rules to participants in the program. Shares purchased under the program generally cannot be sold for two years following the purchase of the shares under the program and additional tax benefits may be obtained if the shares are not sold until three years after their acquisition. The Ireland Share Purchase Program is administered by the Board of Directors of Beckman Coulter's Ireland subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter's stock obligations under the Ireland Program are shares that have been purchased on the open market.

  •
  Japan Program.    The Japan Program provides a stock purchase opportunity to employees of Beckman Coulter's Japan subsidiary to purchase Beckman Coulter stock. Participants in the Japan Program are not otherwise eligible to participate in the ESPP. Participants in the Japan Program may contribute up to 10% of their salary for the purchase of stock and may also contribute a portion of their bonus (up to three times the dollar amount of salary contributed by the employee) to purchase Beckman Coulter stock. The Company matches 5% what the participant contributes. The contributions are accumulated and used to purchase Beckman Coulter stock on a monthly basis at the fair market value of the stock at the time of purchase. The Japan Program is administered by the Company's Japan subsidiary. The Beckman Coulter shares used to satisfy Beckman Coulter's stock obligations under the Japan Program are shares that have been purchased on the open market.

        Summary Table.    The following table sets forth, for each of Beckman Coulter's equity-based compensation plans, the number of shares of Beckman Coulter common stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2004.

Equity Compensation Plan Table

Plan category	Number of shares of Beckman Coulter common stock to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options		Number of shares of Beckman Coulter common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	8,650,977	(1)(2)	$35.55	(3)	8,664,411	(4)
Equity compensation plans not approved by stockholders	350,498	(5)	N/A		N/A	(6)

Total	9,001,475		$35.55		8,664,411

(1)
Of these shares, 585,000 were subject to options under the 2004 Plan, 6,440,709 were subject to options then outstanding under the 1998 Plan, 846,274 were subject to options then outstanding under the 1990 Plan, and 70,626 were subject to options then outstanding under the Director Plan.

(2)
This number includes 708,368 shares that will be issued upon the payment of stock units credited under the Beckman Coulter Option Gain Deferral Program adopted under the 1990 Plan and the 1998 Plan.

(3)
This number does not reflect the 708,368 shares that will be issued upon the payment of stock units credited under the Option Gain Deferral Program.

(4)
This number of shares is presented after giving effect to purchases under the ESPP for the purchase period that ended December 31, 2004. Of the aggregate number of shares that remained available for future issuance, 5,867,731 were available under the 2004 Plan and 2,796,680 were available under the ESPP.

(5)
Reflects an aggregate of approximately 345,304 stock units then credited under the Deferred Fee Program, the Deferred Compensation Plan, and the Restoration Plan, and an additional 5,194 shares previously purchased under the Ireland Program and held in trust for delivery to the participants who purchased such shares following the satisfaction of the required two-year holding period under the program.

(6)
There is no explicit share limit under the Deferred Fee Program, the Deferred Compensation Plan, the Restoration Plan, the Ireland Program, or the Japan Program. The number of shares to be delivered with respect to these programs in the future depends on the levels of fees and compensation that participants elect to defer under the Deferred Fee Program, the Deferred Compensation Plan, and the Restoration Plan and the amounts of compensation that participants in the Ireland Program and Japan Program elect to contribute to that program. The Beckman Coulter shares used to satisfy Beckman Coulter's stock obligations under these programs are shares that have been purchased on the open market.

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION(2)

         The Organization and Compensation Committee is composed of non-employee, independent members of the Board of Directors. Principal responsibilities include the establishment of the Company's executive compensation philosophy, approval and administration of compensation programs, and other matters relating to the attraction, retention, motivation and succession of executive officers and senior management. The Committee uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

(2)
This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Philosophy

        The objectives of the Company's executive compensation program are to: Provide total compensation that attracts and retains outstanding executive and management talent; Motivate and focus each executive on achieving the Company's strategic business plan and short and long-term financial and operating goals; Maximize total shareholder value; Recognize and reward individual and Company success. The Company's compensation philosophy is to drive results by maintaining a substantial portion of total pay as "at risk compensation" in the form of annual and long-term incentives. Total direct compensation, comprised of base pay, annual and long-term incentive opportunity, is leveraged to achieve upper quartile pay for superior performance and contribution to shareholder value. If below target performance is achieved, the Company will pay below market median cash compensation.

        The Committee reviews annually each element of total direct compensation for consistency and alignment with the Company's compensation philosophy:

  •
  Base pay competitive targets for each position are established based on the level of responsibility, value of the position to the Company, and the competitive marketplace. The actual base pay, in relation to the competitive marketplace for each position reflects the executive's skill, experience and performance. Executive base pay is reviewed annually and base pay increases may be awarded based on an evaluation of these factors. The Company targets base pay at the median of general industry competitive practice.

  •
  Annual incentive compensation is directly tied to key financial and non-financial metrics such as profitability, growth, debt management, asset management and achievement of strategic goals that relate to both short and long-term Company performance designed to enhance shareholder value. In order for an incentive award to be paid to any executive, the Company has an Earnings per Share measure that must be achieved. The Committee believes that when the Company achieves superior performance against its industry comparator group, the annual incentive award should reflect upper quartile pay in comparison to general industry competitive practice. The Company believes that if below target performance is achieved, awards should be below the median of general industry practice. In 2004, performance levels were established for net earnings, sales growth, net working capital, and individual goals. Incentive payments reflecting actual plan results were made to executive officers and other plan participants.

  •
  Long-term incentives are intended to closely align shareholder and executive interests through the achievement of the Company's strategic business plan. Long-term incentives are currently granted in the form of stock options, restricted stock and other performance-based compensation under the 2004 Long-Term Performance Plan. Stock based awards are granted at no less than the fair market value of Beckman Coulter common stock on the date of grant. The Committee targets its long-term incentive award grants to leverage superior performance and reward executives at the upper quartile of competitive industry peers.

        To further align management and shareholder interests, the Company maintains stock ownership guidelines for the CEO, COO, Division Presidents, all other Executive Officers and key Vice Presidents to acquire and retain stock ownership levels in Company common stock at least one times annual base pay. The multiple for Chief Executive Officer is at least four times base pay and the multiple for President and Chief Operating Officer is at least two times base pay. Stock ownership guidelines are to be achieved within five years of appointment to Vice President or above status. If guidelines are not achieved, the Committee may withhold payment of annual incentive compensation until the guidelines are met. All Company Vice Presidents who have this requirement have either met guidelines or are within the five-year timeframe to reach their appropriate level.

        In 2004, the Committee awarded special non-qualified stock option grants (Performance Leveraged Stock Options) to participants, including the CEO, COO, other executive officers and key vice presidents, because the Company achieved an average share price target of $53 over a period of 30 trading days within plan term limits.

  Competitive Assessment

        The Committee conducts an annual review of the Company's executive total compensation program under the guidance of its independent external executive compensation consultants. This process assesses the competitiveness of the Company's total program and its key elements compared with comparator groups used for compensation purposes. This group consists of a broad range of general industry companies and a peer group of firms recommended by our external consultant, that are size and industry relevant, and with whom the Company competes for executive talent. A number, but not all, of these companies are included in the line of business index shown on the performance graph. For the top five executives officers, the Company selected a peer group of publicly traded companies with whom the Company competes for top executive talent.

        Comparative data is unavailable for many of the Company's direct competitors that are, generally, either privately held foreign corporations or divisions of substantially larger corporations. Competitive compensation targets were derived using appropriate revenue comparisons to normalize compensation values for benchmark executive positions. For the top five executives, compensation proxy data was reviewed.

        In 2004, the Committee refined its previously adopted executive compensation philosophy by reinforcing its commitment to upper quartile pay for superior performance and reduced competitive opportunities when performance is below its financial comparator group. The Committee regularly reviews the rebalancing of total compensation elements to align with strategic and operating goals, legislative updates and competitive market practices.

  Compensation of the Chief Executive Officer

        The compensation of the Chief Executive Officer of the Company consists of the same key elements of total direct compensation as other senior executives. John P. Wareham, Chairman of the Board and Chief Executive Officer, received a base pay increase in February 2004 based on the Committee's evaluation of his performance in relation to the achievement of the Company's financial and non-financial goals and competitive chief executive officer compensation data. Mr. Wareham's base pay was increased to $806,000.

        Annual incentive awards for the Chief Executive Officer are based on achievement of annual financial as well as strategic and individual performance goals. In 2004, financial goals focused on sales growth, earnings and asset management. In February 2005, the Committee approved the incentive award opportunities based upon level of achievement of pre-determined performance targets for net earnings, sales growth, and net working capital in accordance with the pre-authorized plan formulas. The Committee evaluated Mr. Wareham's individual performance against pre-established goals and approved his incentive award for 2004 in the amount of $483,600.

        For 2004, there was no annual grant authorized by the Committee for any executive officer or other eligible employees. Upon approval of the 2004 Long Term Performance Plan by shareholder in April 2004, Mr. Wareham was awarded 172,500 non-qualified stock options for achievement of the Performance Leveraged Stock Options program goals.

  CEO Transition

        In late 2004 with the assistance of an executive compensation consultant, the Committee began the process, which has not been completed, of reviewing competitive CEO retirement strategies and recommendations for an appropriate retirement arrangement that would provide for Mr. Wareham's availability to the Board and management. The Committee also directed the executive compensation consultant to provide advice regarding the appropriate compensation for the new CEO based on competitive pay information, skill and experience.

  Other Matters

        Section 162 of the Internal Revenue Code generally limits to $1 million the deductibility of compensation paid to certain executives, with some exceptions for certain performance-based and other compensation. The Committee believes that its primary objectives are to attract, retain and award executive talent in a manner that is in the best interests of both the Company and the stockholders. Accordingly, the Committee will consider the appropriate balance with tax deductibility levels, but will not necessarily be limited by Section 162, as it determines executive compensation strategy.

  Committee Governance

        In 2004, the Committee continued with its Corporate Governance focus by engaging in several compliance activities:

  •
  Education Program at Committee meetings

  •
  Adoption of Independence and Collaboration Policy

  •
  Adoption of Performance Standards for Beckman Coulter management submissions to the Company

  •
  Review and update of Organization and Compensation Committee Charter

  •
  Utilization of external consultant for all CEO related compensation work

  •
  Creation of Long-Term Incentive Grant Policy

  •
  Annual review of grandfathered plans under Sarbanes-Oxley

The Organization and Compensation Committee
Betty Woods, Chair Hugh K. Coble Peter B. Dervan, Ph.D. Ronald W. Dollens William N. Kelley, M.D. Van B. Honeycutt

PERFORMANCE GRAPH(3)

         The line graph below compares the cumulative total stockholder return on Beckman Coulter's Common Stock (based on its market price and assuming reinvestment of dividends) with the S&P 500 Composite Index, the S&P 500 Health Care Equipment Index, and the S&P Midcap 400 Index for the last five fiscal years. The S&P 500 Health Care Equipment Index was formerly the S&P 500 Health Care (Medical Products and Supplies) Index prior to Standard and Poor's total review of all their indices in 2002. This index includes manufacturers of health care systems and supplies, including orthopedic and cardiac devices and laboratory equipment. In addition to this line of business index, the Company has included the S&P Midcap 400 Index, which is the market capitalization index where it has been placed by Standard and Poor's.

(3)
This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation in any such filing.

Comparison of Cumulative Five-Year Total Return

        Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company's forecast of future financial performance.

	12/99*	12/00	12/01	12/02	12/03	12/04

Beckman Coulter	100	166.61	177.44	119.30	207.41	275.66

S&P 500 Index	100	90.90	80.09	62.39	80.29	89.03

S&P 500 Health Care Equipment Index	100	146.80	139.35	121.72	160.73	181.02

S&P Midcap 400 Index	100	114.72	134.81	133.99	114.54	155.34

*
Assumes $100 invested on December 31, 1999.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Board has appointed the Audit and Finance Committee, whose members and functions are described under "Additional Information about the Board of Directors—Committees of the Board" above. Upon recommendation of the Audit and Finance Committee, the Board has appointed the firm of KPMG LLP as the Company's independent accountants for the current year. KPMG LLP has served as auditor of the Company since it was selected to serve as the Company's independent accountant for the year ended December 31, 1990.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2003 and 2004 respectively, and fees billed for other services rendered by KPMG LLP.

	2004	2003
Audit Fees	$3,434,000	$1,923,000
Audit-Related Fees	0	0
Tax Fees(1)	$1,778,000	$1,119,000
All Other Fees	0	0

Total	$5,211,000	$3,042,000

(1)
Tax fees consisted of services for U.S. federal, state and local and international tax planning, advice and compliance, tax valuation services, and assistance with tax audits and appeals.

        The Audit and Finance Committee has considered whether the independent auditors provision of tax services to the Company is compatible with the auditor's independence. Additionally, the Audit and Finance Committee approves all the audit and non-audit services, and related fees, provided to the Company by the independent auditors prior to the services being rendered.

ANNUAL REPORT

        A copy of the 2004 Annual Report to stockholders on Form 10-K which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of February 7, 2005, together with the proxy materials.

DEADLINE FOR STOCKHOLDER PROPOSALS

        Any proposal of an eligible stockholder who intends to present such proposal at the Company's 2006 annual meeting must be received in writing by the Secretary of the Company on or before November 4, 2005, if the proposal is to be considered by the Board for inclusion in the Company's proxy materials for that meeting.

OTHER BUSINESS

Presented by Management

        The Board does not intend to present any business at the Annual Meeting other than as stated above. As of the date of this Proxy Statement, neither the Board nor Management know of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitute with respect to such matters.

Presented by Stockholders

        The Company's By-Laws contain certain advance notice procedures which stockholders must follow to submit proposals for consideration at future stockholder meetings, including also the nomination of persons for election as director. Such items of business must be submitted in writing to the Secretary of the Company at the Company's headquarters (address shown on Page 1 of the Proxy Statement) and must be received no later than 60 days prior to the scheduled annual meeting date. Thus, unless the Company discloses a change in the scheduling of the next annual meeting, April 6, 2006, stockholders proposals for consideration at that meeting must be received by the Secretary of the Company by February 3, 2006. If the scheduled meeting date is changed and the Company does not provide at least 70 days advance notice or public disclosure of the change, then stockholders have until the close of business on the 10th day after the date the Company gave notice or publicly disclosed the changed date of the annual meeting in which to submit proposals. In addition, the notice must meet all requirements contained in our By-Laws. Stockholders may contact the Secretary of the Company at our Company headquarters for a copy of the relevant By-Law provisions regarding requirements for making stockholder proposals and nominating director candidates.

By Order of the Board of Directors

William H. May Vice President, General Counsel and Secretary
March 4, 2005

APPENDIX A

CHARTER OF THE AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS

I.     AUDIT AND FINANCE COMMITTEE PURPOSE

The Audit and Finance Committee is appointed by the Board of Directors (the "Board") of Beckman Coulter, Inc. (the "Company") to assist the Board in fulfilling certain of its oversight responsibilities. Specifically, the Audit and Finance Committee's purpose is to:

  •
  Assist Board oversight of:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements in conjunction with the Nominating and Corporate Governance Committee;

  •
  the independent auditors' qualifications and independence; and

  •
  the performance of the independent auditors and the Company's internal audit function.

  •
  Prepare the required report pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement.

The Audit and Finance Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and direct access to the independent auditors as well as anyone in the Company. The Audit and Finance Committee shall also have the ability to retain without seeking the approval of the Board or management, special legal, accounting, or other consultants or experts it deems necessary or appropriate in the performance of its duties.

The Company shall provide for appropriate funding, as determined by the Audit and Finance Committee, in its capacity as a committee of the Board, for payment of:

  •
  Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review and attest services for the Company;

  •
  Compensation of any advisers employed by the Audit and Finance Committee; and

  •
  Ordinary administrative expenses of the Audit and Finance Committee that are necessary or appropriate in carrying out its duties.

II.    AUDIT AND FINANCE COMMITTEE COMPOSITION AND MEETINGS

The Audit and Finance Committee shall be comprised of three or more directors as determined by the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise "independent" under the rules of the New York Stock Exchange, Inc. (the "NYSE"), and Rule 10A-3 under the Securities Exchange Act of 1934. The Board shall also determine that each member is "financially literate," and that one member of the Audit and Finance Committee has "accounting or related financial management expertise," in each case as such qualifications are interpreted by the Board in its business judgment, and whether any members of the Audit and Finance Committee are "audit committee financial experts" as defined by the SEC for purposes of the Sarbanes-Oxley Act of 2002.

No director may serve as a member of the Audit and Finance Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit and Finance Committee and discloses this determination in the Company's annual proxy statement.

Audit and Finance Committee members shall be appointed by the Board based on nominations recommended by the Nominating and Corporate Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

The Board shall designate one member of the Audit and Finance Committee as its chairperson. The Audit and Finance Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit and Finance Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. The Audit and Finance Committee should meet separately in executive session periodically with management, the Senior Internal Audit executive, and the independent auditors to discuss any matters that the Audit and Finance Committee or any of these persons or firms believes should be discussed privately. The Audit and Finance Committee shall report regularly to the Board.

III.  AUDIT AND FINANCE COMMITTEE RESPONSIBILITIES AND DUTIES

As stated above, the Audit and Finance Committee's purpose includes assisting the Board in oversight of the integrity of the Company's financial statements, its legal and regulatory requirements, the qualifications, independence and performance of the independent auditors and the performance of the Company's internal audit function.

In carrying out that role, the Audit and Finance Committee will have the duties and responsibilities delineated in Annex A. Annex A will be reviewed annually, and updated if necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices. As the compendium of Audit and Finance Committee duties and responsibilities, Annex A will be considered to be incorporated in, and a part of, this charter.

IV.    DELEGATION TO SUBCOMMITTEE

The Audit and Finance Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit and Finance Committee. Without limiting the generality of the foregoing, the Audit and Finance Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit and Finance Committee at its next scheduled meeting.

***************************

While the Audit and Finance Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. The function of the Audit and Finance Committee is oversight. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit and Finance Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit and Finance Committee or its members to conduct "field work" or other types of auditing and accounting reviews or procedures or to set auditor independence standards.

****************************

ANNEX A

The following are the key duties and responsibilities of the Audit and Finance Committee:

  1.
  With respect to financial reporting, accounting principles and policies and internal control over financial reporting:

  (i)
  To obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and procedures related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences.

  (ii)
  Discuss with management, the independent auditors, and the Senior Internal Audit executive, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies: (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statement, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

  (iii)
  In consultation with management, the independent auditors and the Senior Internal Audit executive, consider the integrity of the Company's financial reporting processes and internal controls. Meet periodically with management to review significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and discuss policies with respect to risk assessment and risk management. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

  (iv)
  Determine that the interim quarterly financial statements are reviewed by the independent auditors prior to external release of the financial statements. If management or the independent auditors identify significant special matters, they will review this information with the Audit and Finance Committee prior to external release of the financial statements. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 or other professional standards.

  (v)
  In consultation with management, the independent auditors and the Senior Internal Audit executive, obtain from the independent auditors assurance that the audit was conducted in a manner consistent with generally accepted auditing standards, including without limitation Statement on Auditing Standards 99.

  2.
  With respect to the independent auditors:

  (i)
  The independent auditors shall report directly to Audit and Finance Committee. The Audit and Finance Committee shall review the independence, qualifications, and performance of the lead partner of the independent auditors and shall be directly responsible for the appointment, compensation (including the sole authority to approve all audit engagement fees and terms), retention, termination and oversight of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting).

    (ii)
    Be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit and Finance Committee.

    (iii)
    Pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors, and consider whether the outside auditors' provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors.

    (iv)
    At least annually, obtain and review a report by the independent auditors (the "Auditors Statement") describing: the independent auditor's internal quality-control procedures; and material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental of professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the independent auditors' independence) all relationships between the independent auditor and the Company, including the matters set forth in Independence Standards Board No. 1.

    (v)
    Discuss with the independent auditors any relationships or services disclosed in this Auditors Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors.

    (vi)
    Discuss with management the timing and the process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partners, and consider whether there should be a regular rotation of the audit firm itself.

    (vii)
    Establish hiring policies for employees or former employees of the independent auditors.

  3.
  With respect to the Internal Audit Services Department and legal compliance:

  (i)
  Review and approve updates to Internal Audit Services Department's charter.

  (ii)
  Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the Internal Audit Services Department, including those related to IT (Information Technology) procedures and controls.

  (iii)
  Review the appointment, performance and replacement of the Senior Internal Audit executive.

  (iv)
  Review with the Company's general counsel and, as appropriate, independent auditors any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including any material notices to or inquiries received from regulators, governmental agencies or employees.

  (v)
  Review the Company's evaluation of its system of internal controls.

  4.
  With respect to its general responsibilities:

  (i)
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

    (ii)
    Discuss with management and the independent auditors and, as appropriate, the Senior Internal Audit executive earnings press releases, as well as types of financial information and earnings guidance provided, and presentations made, to analysts and rating agencies. Discussion of financial information, earnings guidance and presentations may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

    (iii)
    Prior to the audit, review with management, the independent auditors and, if appropriate, the Senior Internal Audit executive, the audit annual plan/engagement letter—discuss scope, staffing, locations, reliance upon management and the Internal Audit Services department and general audit approach.

    (iv)
    Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Review and discuss with management and the independent auditors the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    (v)
    Discuss with management and the independent auditors and, as appropriate, the Senior Internal Audit executive any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the Internal Audit Services Department or the independent auditors, relating to the Company's financial statements.

    (vi)
    Discuss with management and the independent auditors and, as appropriate, the Senior Internal Audit executive any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management and any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company.

    (vii)
    Review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise.

    (viii)
    Review and reassess the adequacy of this charter at least annually and recommend any changes to the Board. Submit the charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

    (ix)
    Annually prepare any report required by the rules of the SEC for inclusion in the Company's annual proxy statement after appropriate consultation with the independent auditors.

    (x)
    Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

    (xi)
    Oversee the corporate finance matters of the Company, including but not limited to the approval and recommendation to the full Board all capital investments greater than $5 million, review of the Company's financing strategy, the annual financing plan, dividend policy, recapitalization including debt and/or equity, financing related to material acquisitions and divestitures, stock splits and other such financing matters.

    (xii)
    Prepare and review with the Board an annual performance evaluation of the Audit and Finance Committee, which evaluation must compare the performance of the Audit and Finance Committee with the requirements of this charter. The performance evaluation by the Audit and Finance Committee shall be conducted in such manner as the Audit and Finance Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit and Finance Committee or any other member of the Audit and Finance Committee designated by the Audit and Finance Committee to make this report.

    (xiii)
    Perform any other activities as the Board may delegate to the Audit and Finance Committee.

BECKMAN COULTER, INC.
PROXY/VOTING INSTRUCTION CARD

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
Beckman Coulter, Inc. Headquarters, Fullerton, California
Thursday, April 7, 2005, 10:00 A.M.

        The undersigned hereby authorizes and appoints Peter B. Dervan, Ph.D. and Charles A. Haggerty and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof and in their discretion on all matters as may come before the 2005 Annual Meeting of Stockholders or any adjournments or postponements thereof.

Nominees for Director for Term Expiring in 2008:

01.    Hugh K. Coble,    02.    Kevin M. Farr,    03.    Van B. Honeycutt,     04.    Betty Woods

        This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned (including shares, if any, held under the Company's Dividend Reinvestment Plan and in EquiServe book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Company's Savings Plan.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE). You need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation, in which case you need only sign, date and return the card. If you submit your proxy by telephone or via the Internet, you need not return the card.

SEE REVERSE SIDE
/*\ FOLD AND DETACH HERE /*\

BECKMAN COULTER, INC.
Corporate Headquarters
4300 N. Harbor Boulevard
Fullerton, CA 92835
(714) 871-4848    •    (562) 691-0841

Entrance to the meeting will be through the main lobby.
Enter the parking lot off Harbor at Beckman Drive.

X	Please mark your votes as in this example.	9830
This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If properly executed, but no direction is given, this Proxy will be voted FOR Proposals 1 and 2.
The Board of Directors recommends a vote FOR Proposals 1 and 2.
		FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse)	☐	☐	2.	Approval of the Amendment to the Company's Fifth Restated Certificate of Incorporation to increase the number of authorized shares.	☐	☐	☐
For, except vote withheld from the following nominee(s)

				Please check this box if you plan to attend the Annual Meeting.
				The signer hereby revokes all instructions heretofore given by the signer to vote at said meeting or any adjournment thereof.
				NOTE: Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

				SIGNATURE(S)			DATE
/*\ FOLD AND DETACH HERE /*\

Dear Stockholder:

You may submit your proxy in one of these ways:

•	To vote online, have this proxy/voting instruction card in hand, access the website http://www.eproxyvote.com/bec and follow the instructions.
•	To vote by touch-tone telephone, have this proxy/voting instruction card in hand, call 1-877-779-8683 toll free from the U.S. or Canada, and follow the instructions.
•
To vote by mail, complete, sign, date and mail this proxy card in the U.S. postage-paid envelope included with the proxy statement or send it to Beckman Coulter, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8531, Edison, New Jersey 08818-8911.

You can submit your proxy by mail or phone or via the Internet anytime prior to April 7, 2005 (see following paragraph for deadline to instruct the Trustee for the Savings Plan). You should indicate if you plan to attend the meeting in the box provided if you submit by mail or when prompted if you use the phone or Internet method.

If shares are held on your behalf under the Beckman Coulter, Inc. Savings Plan, the proxy serves to provide instructions to the plan trustee who then votes the shares. Instructions must be received by April 4, 2005 to be included in the tabulation for the trustee's vote. If no instructions are received, your shares will not be voted.

If you receive more than one set of proxy materials from the Company, please act promptly on each set you receive. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide instruction or grant a proxy, you must have each proxy/voting instruction card in hand.

TRUSTEE VOTING INSTRUCTION CARD
BECKMAN COULTER, INC. ("BECKMAN COULTER") BENEFIT EQUITY TRUST

        The Board of Directors of Beckman Coulter has solicited a proxy from Wells Fargo Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, April 7, 2005, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown on the reverse side hereof. The nominees for Director for the term expiring in 2008 are:

01.    Hugh K. Coble,    02.    Kevin M. Farr,    03.    Van B. Honeycutt,     04.    Betty Woods

        This card constitutes voting instructions to the Trustee only and will be kept confidential by them. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need only sign, date and return the card without marking any box, if you wish to instruct the Trustee to vote in accordance with the Board of Directors' recommendation. If you provide your instructions by telephone or via the Internet you do not need to return this card.

SEE REVERSE SIDE
/*\ FOLD AND DETACH HERE /*\

A T T E N T I O N

TRUSTEE VOTING INSTRUCTION INFORMATION
BENEFIT EQUITY TRUST

Please provide your instructions to the Trustee promptly. All instructions must be received by April 4, 2005 to be included in the tabulation for the Trustee's vote.

The Benefit Equity Trust was established to assist Beckman Coulter, Inc. in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Coulter, Inc. Benefit Equity Trust. However, pursuant to the terms of the trust, we as trustee hereby request your assistance as a recent participant in the Beckman Coulter, Inc. Employees' Stock Purchase Plan by directing the vote of the Trust's holdings of Beckman Coulter Common Stock.

We encourage you to provide us with your direction by completing and returning the above Trustee Voting Instruction Card or by telephone or via the Internet. Please see the reverse side of this card for more information on these three ways to submit your instructions. If you do so by telephone or via the Internet, you do not need to return the instruction card.

All Beckman Coulter Common Stock shares held in the trust will be voted by Wells Fargo Bank, N.A., as trustee, and the vote will be in the same proportions as the number of instructions received by us. Accordingly, we are looking forward to your assistance in providing us with your voting preferences. Your voting instructions will be kept confidential.

                      WELLS FARGO BANK, N.A., TRUSTEE
                          Beckman Coulter, Inc.
                          Benefit Equity Trust

March 2005

X	Please mark your votes as in this example.	7785
The instruction Card must be properly executed in order for shares to be voted in the manner directed herein by the undersigned. If properly executed, but no direction is given, it will be counted as a vote FOR Proposals 1 and 2.
The Board of Directors recommends a vote FOR Proposals 1 and 2.
		FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	Election of Directors (see reverse)	☐	☐	2.	Approval of the Amendment to the Company's Fifth Restated Certificate of Incorporation to increase the number of authorized shares.	☐	☐	☐
For, except vote withheld from the following nominee(s)

				Note: Please date and sign your name exactly as it appears hereon.

				SIGNATURE			DATE
/*\ FOLD AND DETACH HERE /*\

YOUR INSTRUCTIONS ARE IMPORTANT.

Please consider the proposals discussed in the proxy statement and instruct the Trustee as follows:

•	To vote online, have this proxy/voting instruction card in hand, access the website http://www.eproxyvote.com/bec1 and follow the instructions.
•	To vote by touch-tone telephone, have this proxy/voting instruction card in hand, call 1-877-779-8683 toll free from the U.S. or Canada, and follow the instructions.
•
To vote by mail, complete, sign, date and mail this proxy card in the U.S. postage-paid envelope included with the proxy statement or send it to Beckman Coulter, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8531, Edison, New Jersey 08818-8911.

You can vote by phone or via the Internet anytime on or before April 7, 2005.

You may receive other Proxy or Voting Instruction Cards solicited by the Beckman Coulter Board of Directors if you own Beckman Coulter Common Stock or if it is held on your behalf or if there are differences in the recording of your name on employee and stock registration records. Please vote or grant a proxy for each such card you receive in order to assure a quorum for the meeting and to assure that all shares are represented. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide your instruction or grant a proxy, you must have each proxy/voting instruction card in hand.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
INTRODUCTION
VOTING INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS
AUDIT AND FINANCE COMMITTEE REPORT(1)
PROPOSAL 2: APPROVAL OF AMENDMENT TO THE COMPANY'S FIFTH RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(2)
PERFORMANCE GRAPH(3)
INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT
DEADLINE FOR STOCKHOLDER PROPOSALS
OTHER BUSINESS
  APPENDIX A
CHARTER OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS
  ANNEX A
PROXY/VOTING INSTRUCTION CARD
TRUSTEE VOTING INSTRUCTION CARD